Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

April 4, 2024

Board of Directors

Scienture Holdings, Inc.

6308 Benjamin Rd

Suite 708 Tampa, Florida 33634

RE: Registration Statement on Form S-1

Board of Directors:

We have acted as counsel to Scienture Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the proposed offer and resale from time to time of up to 2,643,421 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholders named in the Registration Statement (the “Shares”). The Shares are comprised of Common Stock issuable upon the conversion of secured convertible debentures that we issued to the Selling Stockholders pursuant to that certain Securities Purchase Agreement, dated as of November 22, 2024 (the “Securities Purchase Agreement”) by and among the Company, Arena Finance Markets, LP, Arena Special Opportunities Partners III, LP, and Arena Business Solutions Global SPC II, Ltd. The Shares are to be issued pursuant to the terms and conditions as set forth in the Securities Purchase Agreement and other related transaction documents entered into in connection therewith (the “Transaction Documents”).

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and related prospectus, and originals or copies, certified or otherwise, of the Company’s organizational documents, the Securities Purchase Agreement, other Transaction Documents, and such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Securities Purchase Agreement and the other Transaction Documents, will be validly issued, fully paid and non-assessable;

In rendering the foregoing opinion, we have assumed that (i) at the time of offer and sale of any of the Shares, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect, and (ii) the Shares have been, and will be, acquired by the holders pursuant to the terms and conditions set forth in the Securities Purchase Agreement and other Transaction Documents. To the extent the obligations of the Company with respect to the Shares may be dependent upon such matters, we also assume for purposes of this letter that each of the other parties under the Securities Purchase Agreement and other Transaction Documents, as applicable, is duly authorized validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by such Securities Purchase Agreement and other Transaction Documents, as applicable; that such Securities Purchase Agreement and other Transaction Documents, as applicable, have been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Securities Purchase Agreement and other Transaction Documents, as applicable, with all applicable laws and regulations; and such other party has the requisite organizational and legal power and authority to perform its obligations under such Securities Purchase Agreement and other Transaction Documents, as applicable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinion is limited to the Delaware General Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC